JOHNSON, POPE, BOKOR, RUPPEL & BURNS, LLP
ATTORNEYS AND COUNSELLORS AT LAW

E. D. ARMSTRONG III
BRUCE H. BOKOR
JOHN R. BONNER, SR.*
CHARLES A. BUFORD
GUY M. BURNS
KATHERINE E. COLE
JONATHAN S. COLEMAN
MICHAEL T. CRONIN
ELIZABETH J. DANIELS
BECKY FERRELL-ANTON
COLLEEN M. FLYNN
JOSEPH W. GAYNOR*
RYAN C. GRIFFIN
MARION HALE
REBECCA L. HEIST
SCOTT C. ILGENFRITZ
FRANK R. JAKES
TIMOTHY A. JOHNSON, JR.*
SHARON E. KRICK
ROGER A. LARSON
ANGELINA E. LIM
MICHAEL G. LITTLE
MICHAEL C. MARKHAM
ZACHARY D. MESSA
A. R. "CHARLIE" NEAL
F. WALLACE POPE, JR.
ROBERT V. POTTER, JR.
JENNIFER A. REH
DARRYL R. RICHARDS
PETER A. RIVELLINI
DENNIS G. RUPPEL
CHARLES A. SAMARKOS
SARA A. SCHIFINO
KIMBERLY L. SHARPE
JOAN M. VECCHIOLI
STEVEN H. WEINBERGER
JOSEPH J. WEISSMAN
STEVEN A. WILLIAMSON
*OF COUNSEL

PLEASE REPLY TO CLEARWATER

FILE NO 44877.107865

July 24, 2008

Waytronx, Inc.
2332 LaMirada Drive
Suite 400
Vista, CA 92081-7861

Dear Sirs:

You have requested an opinion with respect to certain matters in connection with the filing by Waytronx, Inc., a Colorado corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of up to 1,500,000 shares of the Company's Common Stock, $0.001 par value per share (the "Shares"), underlying the 2008 Equity Incentive Plan.

In connection with this opinion, we have examined and relied upon the Company's Amended Articles of Incorporation and Bylaws, the Minutes of the Meetings of the Board of Directors of the Company as well as the originals and copies of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion contained herein. We have assumed the genuineness and authenticity of all documents submitted as originals, the conformity to the originals of all documents submitted to me as copies thereof and the due execution, delivery or filing of documents, where such execution, delivery or filing are a prerequisite to the effectiveness thereof.

For the purposes of this opinion, we have relied upon the representations of the Company that it is current in its filings and that the filings are true and accurate representations of the state of the Company when the documents were filed.

In rendering our opinion with respect to securities issued to consultants or advisors we assume that the requirements of General Instructions A(1)(a)(1) (ii), (ii) and (iii) are satisfied. In this regard, we have made inquiries to management as to the

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TAMPA OFFICE
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TELEPHONE (813) 225-2500
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nature and extent of such services. Management has represented to us that all services were or will be provided by natural persons are bona fide and not provided in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities. We have relied upon management's representations in providing this opinion.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related plans and agreements, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the reference to our Firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the general rules and regulations thereunder.

Very truly yours,

JOHNSON, POPE, BOKOR,
RUPPEL & BURNS, LLP

By: Michael T. Cronin
Michael T. Cronin

MTC/ej/431124